Exhibit 1.1

3,238,042 Shares

Accuride Corporation

Common Stock
($0.01 par value)

UNDERWRITING AGREEMENT

June 4, 2007

Bear, Stearns & Co. Inc.
383 Madison Avenue

New York, New York  10179

Ladies and Gentlemen:

Certain stockholders named in Schedule II hereto (collectively, the “Selling Stockholders”) of Accuride Corporation, a corporation organized under the laws of Delaware (the “Company”), propose to sell to you, the underwriter named in Schedule I hereto (the “Underwriter”), 3,238,042 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (said shares to be sold by the Selling Stockholders being hereinafter called the “Securities”).  To the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural as the context requires.  Certain terms used herein are defined in Section 18 hereof.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

1.             Representations and Warranties.

(i)            The Company represents and warrants to, and agrees with, the Underwriter as follows:

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (File No. 333-141997) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein.  The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)           On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(c)           (i)  At the Applicable Time, the Disclosure Package and the price to the public, the number of Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the

Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(d)           (i)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)           Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(f)            The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and the Company is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), stockholder’s equity, results of operations, prospects or business of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g)           The entities listed on Schedule III hereto are all the direct and indirect domestic subsidiaries of the Company (the “Subsidiaries”).  Each Subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other applicable legal entity, as the case may be, in good standing (to the extent such qualification exists) under the laws of the jurisdiction of its incorporation or organization, with corporate or other requisite power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and each Subsidiary is in good standing as a foreign corporation or other applicable legal entity (to the extent such qualification exists), as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)           All the outstanding shares of capital stock, ownership interests or partnership interests, as the case may be of each Subsidiary of the Company have been duly and validly authorized and issued and, in the case of capital stock, are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances, equities or claims described in the Disclosure Package and the Final Prospectus).

(i)            The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold by the Selling Stockholders are duly listed, and admitted and authorized for trading, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding, except where such amounts could not have a Material Adverse Effect.

(j)            There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(k)           This Agreement has been duly authorized, executed and delivered by the Company.

(l)            The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m)          No consent, approval, authorization, filing or registration with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Disclosure Package and the Final Prospectus and (iii) any consent or approval required by the NASD with respect to the underwriting terms and arrangements in connection with the purchase and distribution of the Securities by the Underwriter.

(n)           Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter, by-laws or other organizational documents, as applicable, of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property or assets is subject, except for such breach, violation or default which, individually, or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties or assets, except for such breach, violation or default which would not reasonably be expected to result in a Material Adverse Effect.

(o)           Except as otherwise described in the Disclosure Package and the Final Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(p)           The consolidated historical financial statements, together with the notes thereto, of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Selected Financial Data” included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein.

(q)           Except as disclosed in the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject that if determined adversely to the Company and its Subsidiaries would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

(r)            Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter, by-laws or other constitutive documents, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), which default or violation would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(s)           Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder as adopted by the Commission and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(t)            Each of the Company and its Subsidiaries has filed all federal, state and local income, franchise and other tax returns required to be filed through the date hereof other than such returns for which the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect and has paid all material taxes due thereon, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both (i) and (ii), adequate reserves have been established on the books and records of the Company or its Subsidiaries in accordance with generally accepted accounting principles.  Since March 31, 2007, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, would result in), individually or in the aggregate, a Material Adverse Effect.

(u)           No labor dispute by the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is threatened that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)           The Company and each of its Subsidiaries has complied in all respects with all laws, regulations and orders applicable to it or its businesses the violation of which would have a Material Adverse Effect.  The Company and its Subsidiaries possess all certificates, authorizations or permits issued by appropriate governmental agencies or bodies that are necessary to the conduct of the business now operated by them except to the extent that the failure to obtain such certificates, authorizations or permits would not reasonably be expected to have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(w)          The Company and its Subsidiaries carry or are covered by insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.

(x)            No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(y)           None of the Company, nor to its knowledge, any of its Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with this transaction or prohibited by Regulation M under the Securities Act.

(z)            Except as described in the Disclosure Package and the Final Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa)         In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(bb)         Each “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), as to which the Company or, to the Company’s knowledge, any of its Subsidiaries has or could have any liability, is in compliance in all material respects with all applicable provisions of ERISA and the U.S. Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), each such “employee benefit plan” has been established and administered in accordance with its terms and each of the Company and its Subsidiaries is in compliance in all material respects with its obligations under ERISA and the Code with respect to each such “employee benefit plan;” no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred with respect to any “employee benefit plan” for which the Company or any of its Subsidiaries could have any liability, except as would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and its Subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or complete or partial withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971 or 4975 of the Code; and each “employee benefit plan” for which the Company or its Subsidiaries could have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not, individually or in the aggregate result in a Material Adverse Effect.

(cc)         The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder (collectively, the “Sarbanes-Oxley Act”).

(dd)         The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ee)         The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(ff)           The Company and its Subsidiaries own or have adequate rights to use all patents, trademarks, service marks, trade names, service marks, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses, except where the failure to own or have adequate rights to use would not have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of infringement of or conflict with, asserted rights of others with respect to any of such intellectual property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(gg)         Each of the Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, equities or claims except such as are described in the Disclosure Package and the Final Prospectus or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and do not materially interfere with the use made or to be made of such property by the Company and its Subsidiaries; and all real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid and enforceable leases, with no exceptions that would materially interfere with the use made or to be made of such property and buildings by the Company and its Subsidiaries.

(hh)         Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or otherwise other than as set forth or contemplated in the Disclosure Package and the Final Prospectus or that would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and, since such date, there has not been any change in the capital stock or material increase in the long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, condition, financial or otherwise, stockholder’s equity, results of operations, business or prospects of the Company or any of its Subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus, except where such change in capital stock could not have a Material Adverse Effect.

(ii)           The industry-related, market-related and customer related data and estimates included or incorporated by reference in each of the Disclosure Package and the Final Prospectus are based on or derived from sources which the Company believes to be reliable and materially accurate or represents the Company’s good faith estimates that are made on the basis of data derived from such sources.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

(ii)           Each Selling Stockholder represents and warrants to, and agrees with, the Underwriter as follows:

(a)           Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and assuming that the Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and the Underwriter has had such Securities credited to its securities account or accounts maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriter with respect to such Securities.

(b)           Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)           No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter and such other approvals as have been obtained.

(d)           Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law applicable to such Selling Stockholder or (ii) the charter, by-laws or other organizational documents of such Selling Stockholder or (iii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or (iv) any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except in the case of clauses (i), (iii) and (iv) above for such conflicts, breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the validity of this Agreement or the ability of the Selling Stockholders to consummate the transactions contemplated hereby.

(e)           Such Selling Stockholder has and on the Closing Date will have valid and unencumbered title to the Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be delivered by such Selling Stockholder on such Closing Date; and upon the delivery and payment for the Securities delivered by such Selling Stockholder on the Closing Date, the Underwriter will acquire valid and unencumbered title to the Securities to be delivered by such Selling Stockholder on such Closing Date.

(f)            The Securities to be sold by such Selling Stockholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the UCC.  Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriter.

2.             Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, at a purchase price of $14.91 per share, the amount of the Securities set forth opposite the Underwriter’s name in Schedule I hereto.

3.             Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on June 8, 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement among the Underwriter and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Underwriter for its account or accounts against payment by the Underwriter of the respective aggregate purchase prices of the Securities being sold by each of the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by it from such Selling Stockholder and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

4.             Offering by the Underwriter.  It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.             Agreements.

(i)            The Company agrees with the Underwriter that:

(a)           Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing.  The Company will promptly advise the Underwriter (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension to the use of the Registration Statement and, upon such issuance or occurrence, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Underwriter of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)           The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto), so long as delivery of a prospectus by the Underwriter or any dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), and as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of Canada and such other jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject, or to subject itself to taxation (other than any nominal amount) in any jurisdiction if not otherwise so subject.

(g)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has or shall have obtained the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto.  Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)           The Company will not, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 30 days after the date of the Underwriting Agreement (the “Restricted Period”). The foregoing sentence will not apply to (i) the Securities to be sold hereunder, (ii) any shares of Common Stock issued or options to purchase Common Stock or other Common Stock-based awards granted pursuant to any stock incentive plan, stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Applicable Time or approved by the stockholders of the Company at the annual meeting to be held on June 14, 2007, (iii) issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the Execution Date, (iv) any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for such capital stock as payment of any part of the purchase price for the acquisition by the Company of a business or assets (“Acquisition Securities”); provided, that, (A) in the aggregate, such Acquisition Securities shall not exceed 10% of the outstanding capital stock of the Company immediately prior to such acquisition and (B) the recipient of any such Acquisition Securities shall agree in writing to be bound by the terms of this Section 5(i)(h), and (v) the filing of any registration statement with the Commission (A) on Form S-8 (or any successor form) with respect to any stock incentive plan, stock ownership plan or dividend reinvestment plan or (B) on Form S-4 (or any successor form) solely with respect to Acquisition Securities or with respect to the offering of debt securities in exchange for the Company’s senior subordinated notes.

(i)            The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(j)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)           The Company agrees to pay, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the costs and expenses relating to the following matters:  (i)  the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp duties or transfer taxes imposed on the sale of Securities by the Selling Stockholders to the Underwriter; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of one counsel for the Underwriter relating to such registration and qualification); (vii) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriter); (viii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriter relating to such filings); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the fees and expenses of one counsel for the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder.  It is understood that, except as provided in this Section 5, Section 7 or Section 8, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel (other than fees and expenses to be borne by the Company and specified in this subsection (i)) and stock transfer taxes payable on resale of any of the Securities purchased by the Underwriter from the Selling Stockholders.

(ii)           Each Selling Stockholder agrees with the Underwriter that:

(a)           Such Selling Stockholder has executed a Lock-up Agreement (as defined herein).

(b)           Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(c)           Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Securities Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Final Prospectus or any Free Writing Prospectus which comes to the attention of such Selling Stockholder.
(d)           Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

6.             Conditions to the Obligations of the Underwriter.  The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Applicable Time and the Closing Date, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Latham & Watkins LLP, counsel for the Company, to have furnished to the Underwriter its written opinion, dated the Closing Date and addressed to the Underwriter, in substantially the form attached hereto as Exhibit A.

(c)           David K. Armstrong, Esq. shall have furnished to the Underwriter his written opinion, as Senior Vice President/General Counsel and Corporate Secretary of the Company (and not in his capacity as Chief Financial Officer), dated the Closing Date and addressed to the Underwriter, in substantially the form attached hereto as Exhibit B.

(d)           The Selling Stockholders shall have requested and caused Latham & Watkins LLP, counsel for the Selling Stockholders, to have furnished to the Underwriter their opinions dated the Closing Date and addressed to the Underwriter, in substantially the form attached hereto as Exhibit C.

(e)           The Underwriter shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the sale of the Securities, the Registration Statement, the Disclosure Package and the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company, and the Selling Stockholders shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus, any amendments or supplements thereto and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
(iii)          since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g)           Each Selling Stockholder shall have furnished to the Underwriter a certificate, signed by or on behalf of such Selling Stockholder, dated the Closing Date, to the effect that the signer(s) of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto and this Agreement, and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(h)           The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Underwriter, at the Applicable Time and at the Closing Date, letters, dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Underwriter (x) confirming that it is an independent public accountant under the guidelines of the AICPA and (y) stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as of a date not more than three days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters covered by accountants “comfort letters” to underwriters in connection with registered public offerings.

(i)            Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(j)            Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(k)           Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)            The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange.

(m)          As of the date of this Agreement, the Underwriter shall have received a “lock-up” agreement addressed to the Underwriter substantially in the form of Exhibit D hereto from each shareholder of the Company listed on Schedule V hereto (each such letter, a “Lock-up Agreement”).

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

7.             Reimbursement of Underwriter’s Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with the proposed purchase and sale of the Securities, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 5(i) and 8.  If the Company is required to make any payments to the Underwriter under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriter set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

8.             Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Company or the Underwriter within the meaning of either the Securities Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of the documents referred to in the foregoing indemnity in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; it being understood that the only such information furnished by the Underwriter consists of the information described in subsection (c) below; and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.  The Underwriter acknowledges and agrees that the statements relating to each Selling Stockholder under the caption “Selling Stockholders” in the Final Prospectus constitute the only information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any Selling Stockholder Free Writing Prospectus or any amendments or supplements thereto.

(c)           The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth (i) in the second-to-last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting” in any Preliminary Prospectus and the Final Prospectus (or any supplement thereto) in the second-to-last paragraph related to stabilization, syndicate covering transactions and penalty bids constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendments or supplements thereto.

(d)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders, severally, and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriter on the other from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders, severally, and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)            The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.  The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriter under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.             Termination.  This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

10.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Bear, Stearns & Co. Inc., at (212) 272-3485, Attention: Syndicate Department, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Risë B. Norman, Esq. (Fax: (212) 455-2502); or, if sent to the Company, will be mailed, delivered or telefaxed to Accuride Corporation, Attention: David K. Armstrong, Esq. (Fax: (812) 962-5470), with a copy to Latham & Watkins LLP, Sears Tower, Suite 5800, 233 South Wacker Drive, Chicago, Illinois 60606, Attention: Christopher D. Lueking, Esq. (Fax: (312) 993-9767); or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

12.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13.           No fiduciary duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the engagement of the Underwriter by the Company and the Selling Stockholders in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholders on related or other matters).  The Company and the Selling Stockholders agree that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

14.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

15.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

18.           Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” shall mean 5:00 p.m. (New York City time) on the date that this Underwriting Agreement is executed and delivered by the parties thereto.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(i)(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on the Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

[Remainder of page left intentionally blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder(s) and the Underwriter.

Very truly yours,

ACCURIDE CORPORATION

By:	/s/ Terrence Keating
Name: Terrence J. Keating
Title: Chairman and Chief Executive Officer

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the Underwriter.

Very truly yours,

HUBCAP ACQUISITION L.L.C.

By:	/s/ Fred Goltz
Name: Fred Goltz
Title: Vice President

CARAVELLE INVESTMENT FUND, L.L.C.

By:	Trimaran Advisors, L.L.C., its Investment Manager and Attorney-in-Fact

By:	/s/ Jay Bloom
Name: Jay R. Bloom
Title: Member

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BEAR, STEARNS & CO. INC.

By:	/s/ Stephen Parish
Name: Stephen Parish
Title: Senior Managing Director

SCHEDULE I

Underwriter	Number of Securities to be Purchased

Bear, Stearns & Co. Inc.	3,238,042
Total	3,238,042

SCHEDULE II

Selling Stockholders:	Number of Securities to be Sold

KKR 1996 GP L.L.C.	3,094,556
Caravelle Investment Fund, L.L.C.	143,486

Contact Information:

KKR 1996 GP L.L.C.

9 West 57 Street

New York, NY 10019-2701

Attention: Jamie Greene

with a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606
Attention: Christopher D. Lueking, Esq.

Caravelle Investment Fund, L.L.C.

1325 Avenue of the Americas, 34th Floor

New York, New York 10019

Attn: Alberto Robaina

SCHEDULE III

Subsidiaries

Accuride Cuyahoga Falls, Inc.

Accuride Erie L.P. (f/k/a AKW L.P.)

Accuride Henderson Limited Liability Company

Accuride EMI, LLC

AKW General Partner, L.L.C.

AOT, Inc.

Bostrom Holdings, Inc.

Bostrom Seating, Inc.

Bostrom Specialty Seating, Inc.

Brillion Iron Works, Inc.

Erie Land Holding, Inc.

Fabco Automotive Corporation

Gunite Corporation

Gunite EMI Corporation

Imperial Group Holding Corp.-1

Imperial Group Holdings Corp.-2

Imperial Group, L.P.

JAII Management Company

Transportation Technologies Industries, Inc.

Truck Components, Inc.

SCHEDULE IV

Issuer Free Writing Prospectuses

None.

SCHEDULE V

Lock-up Agreements

1.                                       Trimaran Capital, L.L.C.

2.                                       Trimaran Fund II, L.L.C.

3.                                       Trimaran Parallel Fund II, L.P.

4.                                       CIBC Employee Private Equity Fund (Trimaran) Partners

5.                                       CIBC Capital Corporation

6.                                       Albion Mezzanine Fund LP

7.                                       Albion Mezzanine Fund II LP

EXHIBIT D

[Form of Lock-Up Agreement]

[Letterhead]

Accuride Corporation
Offering of Common Stock by certain Selling Stockholders

June   , 2007

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Accuride Corporation, a Delaware corporation (the “Company”), the selling stockholders listed in Schedule II thereto and you as sole underwriter named therein, relating to an underwritten public offering (the “Offering”) of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 30 days after the date of the Underwriting Agreement (the “Restricted Period”), other than (i) bona fide gifts, (ii) transfers to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) transfers to partners, members or stockholders, as applicable, of the undersigned, provided the undersigned is a partnership, limited liability company or corporation and provided such transfer does not involve a disposition for value or (iv) transfers pursuant to a sale of 100% of the outstanding Common Stock of the Company, whether pursuant to a merger or otherwise, to a third party or group of third parties; provided, however, that in the cases of clauses (i), (ii) and (iii), (x) the recipient of such gift or transfer shall, prior to such gift or transfer, agree with Bear, Stearns & Co. Inc., in a writing executed and delivered to Bear, Stearns & Co. Inc., to be bound by the terms of this agreement, and (y) such gift or transfer is not required to be reported in any public report or filing with the Commission or otherwise and the undersigned does not otherwise voluntarily effect any such public filing or report regarding such gift or transfer, provided, further, that in the case of clause (iv) such third party or group of third parties agrees to be bound with Bear, Stearns & Co. Inc., in a writing executed and delivered to Bear, Stearns & Co. Inc., by the terms of this agreement until such third party or group of third parties have acquired 100% of the outstanding Common Stock of the Company.  The foregoing shall also not apply to transactions relating to (i) any of the undersigned’s shares of Common Stock sold in the Offering and (ii) shares of Common Stock or other securities acquired in open market transactions by the undersigned after the date hereof, provided that no filing by any party under the Securities Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions.  In addition, in the event that you consent to a waiver or termination of any restriction on the disposition of Common Stock or other securities in an agreement similar in form to this Agreement entered into by another stockholder of the Company in connection with the Offering, the restrictions imposed on the undersigned shall be waived or terminated to the extent, but only to the extent, of the waiver or termination granted to such other stockholder.  You agree to notify us in writing promptly upon the grant of any such waiver or termination.

The undersigned may exercise any options or warrants to purchase Common Stock, provided, in such case, that the shares of Common Stock issued upon exercise shall remain subject to this letter.

If the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Bear, Stearns & Co. Inc. waives, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

If (i) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement) or (ii) the Offering shall not have been consummated on or prior to July 10, 2007, the agreement set forth above shall likewise be terminated.

Very truly yours,

Signature

Printed Name

Address